Exhibit 99.2

CVR Energy Reports Exercise of Right
to Purchase Common Units of CVR Refining

SUGAR LAND, Texas (Jan. 17, 2019) — CVR Energy, Inc. (NYSE: CVI) (“CVR Energy”) announced today that it has elected to exercise the right (the “Call Right”) assigned to it by CVR Refining GP, LLC (the “General Partner”), the general partner of CVR Refining, LP (NYSE: CVRR) (the “Partnership”) and an indirect wholly owned subsidiary of CVR Energy, pursuant to Section 15.1(a) of the Partnership’s First Amended and Restated Agreement of Limited Partnership, as amended (the “Limited Partnership Agreement”), to purchase all of the issued and outstanding common units representing limited partner interests in the Partnership (the “Common Units”) not already owned by the General Partner or its affiliates.

CVR Energy will purchase the Common Units on January 29, 2019, (the “Purchase Date”) for a cash purchase price of $10.50 per Common Unit (the “Call Price”), or approximately $241 million in the aggregate. The purchase price was determined in accordance with Section 15.1(a) of the Limited Partnership Agreement based on the average of the daily closing prices per Common Unit on the New York Stock Exchange (“NYSE”) for the 20 consecutive trading days ending on January 14, 2019. On January 18, 2019, CVR Energy’s transfer agent, American Stock Transfer & Trust Company, LLC, will mail a Notice of Election to Purchase (as defined in the Limited Partnership Agreement) to Record Holders (as defined in the Limited Partnership Agreement) of Common Units as of a record date of January 17, 2019.

CVR Energy also entered into a purchase agreement with American Entertainment Properties Corp. (“AEP”) and Icahn Enterprises Holdings L.P. (“IEP”), pursuant to which, on the Purchase Date, all of the Common Units held by AEP and IEP will be purchased by CVR Energy for a cash purchase price per unit equal to the Call Price, or approximately $60 million in the aggregate (the “IEP Purchase,” and together with the Call Purchase, the “Purchase”).

In connection with the Purchase, CVR Energy intends to enter into a bridge facility (the “Bridge Facility”) in an aggregate principal amount not to exceed the amount necessary to fund the Purchase.

Upon completion of the Purchase, CVR Energy will own, directly or indirectly, 100 percent of the Common Units, and all rights of the holders of the Common Units will cease as of the Purchase Date, except for the right to receive payment of the purchase price. In addition, upon completion of the Purchase, the Common Units will cease to be publicly traded or listed on the NYSE and will not be listed or quoted on any other venue.

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the consummation of the Purchase on the Purchase Date and the terms thereof and CVR Energy’s entry into the Bridge Facility. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries through its holdings in two limited partnerships, CVR Refining, LP and CVR Partners, LP. CVR Energy and its subsidiaries serve as the general partner and own 81 percent of the common units of CVR Refining. CVR Energy subsidiaries serve as the general partner and own 34 percent of the common units of CVR Partners.

For further information, please contact:

Investor Contact:

Jay Finks

CVR Energy, Inc.

(281) 207-3588

InvestorRelations@CVREnergy.com

Media Relations:

Brandee Stephens

CVR Energy, Inc.

(281) 207-3516

MediaRelations@CVREnergy.com